Exhibit 3.157

CERTIFICATE OF LIMITED PARTNERSHIP

OF

DCT WEST BY NORTHWEST LP

The undersigned on the 9th day of October, 2003, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

I. The name of the limited partnership is DCT West by Northwest LP.

II. The address of the limited partnership’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of the limited partnership’s registered agent for service is Corporation Service Company.

III. The name and mailing address of the general partner of the limited partnership is as follows:

DCT West by Northwest GP LLC

518 17th Street

Suite 1700

Denver, CO 80202

IV. The limited partnership shall commence upon the filing of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of DCT West by Northwest LP on this 9th day of October, 2003.

DCT WEST BY NORTHWEST GP LLC

By:	/s/ Howard Rosenberg
Howard Rosenberg
Authorized Person